UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 11, 2006

REDWOOD TRUST, INC.
(Exact name of registrant as specified in its charter)

Maryland	001-13759	68-0329422
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
One Belvedere Place
Suite 300
Mill Valley, California 94941
(Address of principal executive offices and Zip Code)
(415) 389-7373
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT
Item 1.01.      Entry Into a Material Definitive Agreement.
     At the Annual Meeting of Stockholders of Redwood Trust, Inc. (“Redwood”) held on May 11, 2006, Redwood’s stockholders approved the 2002 Redwood Trust, Inc. Incentive Plan, as amended (the “Plan”), which was approved on March 9, 2006 by Redwood’s Board of Directors, subject to stockholder approval. The Plan includes the following amendments to the prior version of such Plan: (a) an increase in the number of shares available for grant under the Plan by 650,000 shares; (b) the addition of Performance Units (as defined and described below) as a type of award under the Plan; and (c) in connection with cash-based Performance Units, a change in the name of the Plan to delete the word “Stock.”
     The foregoing summary of the amendments and the following summary of the terms of the Plan material to Redwood are qualified in their entirety by reference to the full text of the Plan, which is filed as Exhibit 10.1 to this Form 8-K and incorporated by reference herein.
     The following is a summary of the terms of the Plan material to Redwood:
     The Plan provides for the grant of qualified incentive stock options (“ISOs”) which meet the requirements of Section 422 of the Internal Revenue Code, as amended (the “Code”), stock options not so qualified (“NQSOs” and, together with ISOs, “Options”), and stock appreciation rights (collectively, “SARs”), deferred stock, restricted stock, and performance share awards (“Stock Awards”), performance units (“Performance Units”), and dividend equivalent rights (“DERs”).
     The Plan is administered by the Compensation Committee of the Board of Directors (the “Committee”). Members of the Committee are eligible to receive grants under the Plan, as determined by the Board. All grants of awards under the Plan (other than to Committee members) will be made by the Committee and will be subject to the terms and restrictions made by the Committee, subject to the terms of the Plan. The Committee has discretionary authority to select participants from among eligible persons and to determine at the time an award is granted when and in what increments the awards become exercisable or vest. In addition, in the case of Options, the Committee determines whether they are intended to be ISOs or NQSOs.
     The performance measures that may be used in connection with the granting of awards under the Plan intended to be performance-based compensation under Section 162(m) of the Code will be based on any one or more of the following: revenue; revenue per employee; GAAP earnings; taxable earnings; GAAP or taxable earnings per employee; GAAP or taxable earnings per share (basic or diluted); operating income; total shareholder return; dividends paid or payable; market share; profitability as measured by return ratios, including return on revenue, return on assets, return on equity (including adjusted return on equity), and return on investment; cash flow; or economic value added (economic profit). Such criteria generally must be specified in advance and may relate to one or any combination of two or more corporate, group, unit, division, affiliate, or individual performances.
     Officers, directors, and key employees of Redwood and its subsidiaries, and other persons expected to contribute to the management, growth, and/or profitability of Redwood and its subsidiaries, are eligible to participate in the Plan. ISOs may be granted only to the employees (including directors and officers who are employees) of Redwood and its subsidiaries. NQSOs, SARs, Stock Awards and DERs may be granted to the directors, officers, employees, agents and consultants of Redwood, or any of its subsidiaries, or any other venture in which it has a significant interest. Performance Units may also be granted to such persons.

     No grants may be made under the Plan to any person who, assuming exercise or vesting of all awards held by such person, would own or be deemed to own beneficially more than 9.8% (by number of shares or value) of the outstanding shares of equity stock of Redwood, other than awards of Performance Units payable only in cash.
     Subject to anti-dilution provisions for stock splits, stock dividends, and similar events, the Plan authorizes the grant of awards with respect to a maximum number of shares equal to the sum of: (i) 650,000 shares of common stock; (ii) the number of shares of common stock previously authorized for future awards under the Plan which remain available for grants; (iii) any shares of common stock that are represented by awards granted under Redwood’s Amended and Restated 1994 Executive and Non-Employee Director Stock Option Plan (the “Prior Plan”) which are (A) forfeited, expire or are canceled without delivery of shares of common stock or (B) settled in cash; and (iv) any shares of common stock that are represented by awards granted under the Prior Plan which are tendered to Redwood to satisfy the exercise price of options or the applicable tax withholding obligation.
     Any shares of common stock covered by an award under the Plan that is forfeited or canceled, or shares of stock not delivered because the award is settled in cash or used to satisfy the applicable tax withholding obligation, will not be deemed to have been granted for purposes of determining the maximum number of shares of common stock available for future awards under the Plan. In addition, shares of common stock issued under the Plan or covered by awards granted under the Plan pursuant to the settlement, assumption or substitution of outstanding awards or obligations to grant future awards as a condition of Redwood acquiring another entity shall not count against the maximum number of shares available for future awards under the Plan.
     If the exercise price of any Option is satisfied by tendering shares of common stock to Redwood, only the number of shares issued net of the shares tendered will be deemed granted for purposes of determining the maximum number of shares of common stock available for future awards under the Plan.
     The Plan also provides for sublimits on the number of shares with respect to which awards may be granted for ISOs, Stock Awards, Options and SARs. In addition, no more than an additional 500,000 shares of common stock may be the subject of awards to any one individual during any calendar-year period if such awards are intended to be performance-based compensation under Code Section 162(m). Any shares that are canceled or forfeited, and any shares subject to such awards that are surrendered, shall count against these sub-limits for purposes of determining compliance therewith.
     The Plan provides that, in connection with any reorganization, merger, consolidation, recapitalization, stock split, or similar transaction, the Committee may adjust awards to preserve the benefits or potential benefits of the awards.
     Options and SARs must terminate no more than 10 years from the date granted. Options and SARs may be granted on terms providing for exercise either in whole or in part at any time or times during their respective terms, or only in specified percentages at stated time periods or intervals. The exercise price of any Option granted under the Plan may be made payable in cash, with shares of common stock owned by the optionee or subject to a grant, or by any other method as determined by the Committee.
     NQSOs may be granted on terms which permit transfer by the optionee to family members or trusts or partnerships for the exclusive benefit of immediate family members or any other persons or entities as may be approved by the Committee, subject in all cases to the terms of the Plan.

     The Plan provides that the Committee may grant Stock Awards either alone or in addition to other awards granted under the Plan. The terms of Stock Awards will be determined by the Committee in its discretion, including: the number of shares subject to the Stock Award; the price (if any) to be paid by the recipient of the Stock Award; the period (“Restricted Period”) during which the shares subject to the Stock Award may not be sold, transferred, pledged, or assigned; and any performance objectives applicable to the Stock Awards. The Restricted Period for Stock Awards subject solely to continued employment will not be less than three years from the grant date except for certain limited situations. The Restricted Period for Stock Awards subject to meeting performance criteria generally will not be shorter than twelve months or longer than five years.
     The Plan provides that the Committee may grant awards of Performance Units either alone or in addition to other awards granted under the Plan. The terms of awards of Performance Units will be determined by the Committee in its discretion, including: the number of units subject to the award; and the performance period during which the units will be earned; and the performance objectives applicable to the award. The performance period, which the Committee will establish when an award of Performance Units is made, will generally be no less than twelve months and no longer than five years. Awards of Performance Units that are intended to qualify as performance-based will be payable only if the performance goals established when the awards are made are satisfied during the relevant performance period, the Committee certifies that the performance goals have been met, and the awards are otherwise administered as required by Code Section 162(m). Under the Plan, the maximum dollar value payable to any participant under an award of Performance Units that is intended to be performance-based will not exceed $5,000,000 in any 12-month period. If an award of Performance Units intended to qualify as performance-based is cancelled, the award will continue to count against the $5,000,000 maximum. Payment of earned Performance Units may be made in cash, shares of common stock, other property or a combination thereof, as determined by the Committee.
     The Plan provides for granting of DERs in tandem with the grant of any awards under the Plan. DERs entitle the participant to receive distributions of cash, stock, or other property, or to accrue rights to future distributions of stock, in amounts linked to dividends. Shares of common stock accrued for the account of the participant can be made eligible to receive dividends and distributions and can be made payable whether or not the related award is exercised or vested. The right of the holder of a DER to receive any dividend equivalent payment or accrual may be made subject to vesting of the related award, the satisfaction of specified performance objectives, or other conditions. DERs have been determined by the Committee to be performance-based compensation because their value and the amount of distributions and accruals thereon depend on Redwood’s future performance and dividend paying capability, which is influenced by the participant.
     The Board may amend, alter, suspend, terminate, or discontinue the Plan or any portion thereof at any time; provided, however, that no such amendment, alteration, suspension, discontinuation, or termination may be made without (1) stockholder approval if such approval is necessary to qualify for or comply with any tax or regulatory requirement for which or with which the Board deems it necessary or desirable to qualify or comply or (2) the consent of the affected participant, if such action would impair the rights of such participant under any outstanding award. Additionally, except in connection with a corporate transaction involving Redwood (including, without limitation, any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination, or exchange of shares), the terms of outstanding awards may not be amended to reduce the exercise price of outstanding Options or SARs or cancel outstanding Options or SARS in exchange for cash, other awards or Options or SARs with an exercise price that is less than the exercise price of the Options or SARs without stockholder approval.

Item 5.02.       Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
     On and effective May 11, 2006, the Board of Directors of Redwood elected Raymond S. Jackson, age 33, as Controller (principal accounting officer) of Redwood. Prior to joining Redwood, Mr. Jackson was a Senior Manager with PricewaterhouseCoopers LLP from May 2003 to April 2006 and held various positions with KPMG LLP from September 1997 to May 2003. Mr. Jackson is a graduate of Loughborough University in England and a member of the Institute of Chartered Accountants England and Wales.
     In connection with Mr. Jackson’s election as Controller, Harold F. Zagunis ceased his duties as Controller and continues to serve as Vice President, Chief Financial Officer, Treasurer, and Secretary of Redwood.
Item 9.01.      Financial Statements, and Exhibits.

(d)	Exhibits.
	10.1	2002 Redwood Trust, Inc. Incentive Plan

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: May 16, 2006	REDWOOD TRUST, INC.
	By:	/s/ Harold F. Zagunis
Harold F. Zagunis
Vice President, Chief Financial Officer, Treasurer, and Secretary

EXHIBIT INDEX

Exhibit No.	Description
10.1	2002 Redwood Trust, Inc. Incentive Plan